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Exhibit 10.6

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

DEFERRED COMPENSATION PLAN

Amended and Restated
as of November 13, 2003

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
DEFERRED COMPENSATION PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE OF THE PLAN

        1.1    Effective as of June 1, 1995, Financial Security Assurance Holdings Ltd. established for the benefit of certain of its employees, certain employees of its affiliates or subsidiaries and certain members of its board of directors an unfunded plan by which an eligible employee or eligible director can elect to defer, respectively, receipt of all or a portion of his or her compensation or fees. This plan was amended and restated as of July 10, 2002, November 14, 2002, May 16, 2003 and November 13, 2003. This plan, as so amended and restated, is known as the Financial Security Assurance Holdings Ltd. Deferred Compensation Plan.

ARTICLE II
DEFINITIONS

        Unless the context otherwise requires, the following terms, when used herein, shall have the meaning assigned to them in this Article II.

        2.1    The term "Account" shall mean a Participant's individual account, as described in Article VIII of the Plan.

        2.2    The term "Beneficiary" shall mean the person or persons designated by the Participant (including an individual, trust, estate, partnership, association, company, corporation or any other entity), pursuant to Article VII of the Plan, to receive benefits under the Plan in the event of the Participant's death.

        2.3    The term "Board" shall mean the Board of Directors of the Company.

        2.4    The term "Bonus" shall mean: (i) bonus compensation payable in cash; (ii) bonus compensation payable in respect of an "Equity Bonus" awarded under the Equity Participation Plan; (iii) an amount payable pursuant to a "Performance Shares" award under the Equity Participation Plan; and (iv) any other incentive, performance related or other payment that, absent deferral pursuant to the Plan, would constitute taxable income to the Participant.

        2.5    The term "Committee" shall mean the Human Resources Committee of the Board.

        2.6    The term "Company" shall mean Financial Security Assurance Holdings Ltd., a New York corporation.

        2.7    The term "Compensation" shall mean, in respect of any Year and in each case before any deductions for amounts deferred under the Plan: (i) in the case of an Eligible Employee, the total of his or her annual salary and Bonus with respect to such Year; and (ii) in the case of an Eligible Director, the total of his or her fees from the Company, or any direct or indirect subsidiary thereof, with respect to such Year.

        2.8    The term "Deferral Amount" shall mean the amount of Compensation that a Participant defers under the terms of the Plan.

        2.9    The term "Deferral Period" shall mean the period of time during which a Participant elects to defer the receipt of the Deferral Amount under the terms of the Plan.

        2.10    The term "Deferred Compensation Plan Election Change Form" shall mean the form prescribed or accepted by the Committee by which a Participant may change a previous election of a Deferral Amount.

        2.11    The term "Deferred Compensation Plan Election Form" shall mean the form prescribed or accepted by the Committee by which a Participant elects a Deferral Amount.

        2.12    The term "Disability" shall mean, in the case of an Eligible Employee, a determination of such condition under the Participating Company's long-term disability plan. In the case of an Eligible Director, "Disability" shall have the same meaning as set forth in the Company's long-term disability plan and the determination of this condition shall be made by the Committee.

        2.13    The term "Eligible Director" shall mean any member of the Board, or any member of the board of directors of any direct or indirect subsidiary of the Company, in each case who is not an employee of the Company or any of its subsidiaries.

        2.14    The term "Eligible Employee" shall mean any participant in the Company's Supplemental Executive Retirement Plan and any other employee of a Participating Company as may be designated from time to time by the Committee as eligible to participate in the Plan.

        2.15    The term "Equity Participation Plan" shall mean the Financial Security Assurance Holdings Ltd. 1993 Equity Participation Plan, as amended from time to time.

        2.16    The term "Participant" shall mean an Eligible Employee or Eligible Director who defers payment of Compensation under the terms of the Plan, including any former Eligible Employee or Eligible Director who is receiving or will become eligible to receive benefits under the Plan at a later date.

        2.17    The term "Participating Company" shall mean, with respect to an Eligible Employee, the Company or any affiliate or subsidiary of the Company employing an Eligible Employee.

        2.18    The term "Plan" shall mean the Financial Security Assurance Holdings Ltd. Deferred Compensation Plan, as set forth herein and as amended from time to time.

        2.19    The term "Year" shall mean the initial period from June 1, 1995 through December 31, 1995 and each 12-month calendar year thereafter beginning with January 1, 1996.

ARTICLE III
PARTICIPATION

        3.1    Each Eligible Employee and each Eligible Director shall become a Participant, as of the date specified in Section 3.2, by electing a Deferral Amount in accordance with Section 4.1.

        3.2    Subject to Section 3.4, an Eligible Employee or Eligible Director shall become a Participant in the Plan as of the date a Deferral Amount is credited to his or her Account and shall remain a Participant until the complete distribution of the Participant's Account, subject to Article VII hereof.

        3.3    Notwithstanding anything in the Plan to the contrary, the Committee shall be authorized to take such steps as may be necessary to ensure that the Plan is and remains at all times an unfunded deferred compensation arrangement for a select group of management or highly compensated employees, within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time.

        3.4    Notwithstanding anything in the Plan to the contrary, no Deferral Amount may be elected by any Eligible Director or Eligible Employee if such Deferral Amount would be subject to current income taxes in any jurisdiction notwithstanding any deferral of such Compensation under the Plan. To the extent that, due to a change in law or administrative oversight, a Deferral Amount is credited and would be subject to taxes as aforesaid, the Company shall distribute such Compensation, adjusted for gains or losses in accordance with Article V of the Plan, to the Participant in the form of a lump sum distribution promptly following confirmation by the Committee of such change in law or administrative oversight.

ARTICLE IV
DEFERRAL ELECTIONS

        4.1    Except with respect to the initial Year, in December of each Year, each Eligible Director then serving and each Eligible Employee then employed at a Participating Company shall have the right to determine his or her Deferral Amount for the next Year, subject to the limitations set forth in this Article IV. With respect to the initial Year, the election of a Deferral Amount by an Eligible Employee, or by an Eligible Director, can be made within thirty days after the effective date of the Plan but only with respect to Compensation for services rendered subsequent to the election. With respect to any individual who becomes an Eligible Employee or Eligible Director on or after January 1 but before March 1 in any year, the election of a Deferral Amount can be made within thirty days of becoming an Eligible Employee or Eligible Director but only with respect to Compensation for services rendered subsequent to the election. Subject to Section 4.3, such Deferral Amount shall reduce the amount that is to be paid to the Participant for the Year of reference. With respect to an Eligible Employee, a separate election for a Year may be made with respect to salary payable in that Year and with respect to a Bonus payable for that Year, including a separate election with respect to any amount payable in respect of "Performance Shares" or "Equity Bonuses", or any other component of Bonus, as the case may be, awarded pursuant to the Equity Participation Plan. Prior to the commencement of any Year, the Chief Executive Officer or the Committee may provide, by notice to Eligible Employees, that salary or other specified components of compensation do not qualify for deferral under the Plan for that Year.

        4.2    An Eligible Employee or Eligible Director who does not elect a Deferral Amount in December of any Year (or on or prior to June 30, 1995 with respect to the initial Year) will not be permitted to make such an election until the following December, effective for the following Year; provided that any individual who becomes an Eligible Employee or Eligible Director on or after January 1 but before March 1 in any year may elect a Deferral Amount within thirty days of becoming an Eligible Employee or Eligible Director but only with respect to Compensation for services rendered subsequent to the election.

        4.3    No deferral agreement with respect to a Year shall provide for a Deferral Amount of less than $5,000 for such Year; provided, however, that an election by an Eligible Employee with respect to salary or Bonus may be conditioned upon the amount of the Eligible Employee's salary or Bonus (or component thereof) awarded.

        4.4    Any election of a Deferral Amount shall be effected by the execution of a valid Deferred Compensation Plan Election Form, timely filed with the Company, and shall be irrevocable for the Year with respect to which the election is made.

        4.5    Each validly executed and timely filed Deferred Compensation Plan Election Form shall be effective solely with respect to the specified Year. An Eligible Director or Eligible Employee who wishes to elect a Deferral Amount with respect to a succeeding Year must make a separate and timely election for such Year.

        4.6    An election with respect to a Deferral Amount for a Year must specify the Deferral Period applicable to that Deferral Amount. With respect to a Deferral Amount for any Year, the Participant may elect a Deferral Period of a specific number of years, provided that in no event may the number of years be less than three (3). Alternatively, the Participant may elect a Deferral Period which ends on

(a) his or her termination of employment or directorship, as the case may be, (b) the date which is thirteen (13) months after such termination, or (c) the earlier of such termination (or the date which is thirteen (13) months after such termination) or a specified number of years pursuant to the preceding sentence. A Participant may elect a different Deferral Period for each Year's Deferral Amount or for any specified portion of any Year's Deferral Amounts, except that, unless the Committee (or the Chief Executive Officer in respect of all Participants) otherwise directs, the Deferral Period referred to in clause (c) of the preceding sentence may only be elected by a Participant if so elected for all Deferral Amounts of such Participant. A Participant may elect to extend, but not shorten, a previously elected Deferral Period at any time at least 12 months before the end of such previously elected Deferral Period by the execution of a valid Deferred Compensation Plan Election Change Form, timely filed with the Company. If such previously elected Deferral Period ended upon termination of employment or directorship, then a Deferred Compensation Plan Election Change Form shall only be effective in respect of Deferral Amounts that would not otherwise have been distributed at least 12 months after the filing of such Form.

        4.7    Each deferral election also must specify the payment option that will apply for the Deferral Amount, or any portion thereof, for that Year, and earnings credited on that amount. The normal form of payment shall be a lump sum payment. A Participant may elect that the distribution be made in installments payable over a specified number of years, not longer than 15 years; provided, however, that in no event may installment payments be elected over a number of years that is more than the Participant's life expectancy or the life expectancy of the designated primary Beneficiary, whichever is greater. If a Participant elects the installment payment option, the Participant also must elect whether installments should be made annually, quarterly or, if the Committee (or the Chief Executive Officer in respect of all Participants) shall direct to offer such alternative, monthly. Different payment options may be elected with respect to the Deferral Amount, or any portion thereof, for each Year, and earnings credited on such amount. At any time at least 12 months before the end of a Deferral Period, a Participant may make the following changes to the payment option previously elected with respect to the Deferral Amount corresponding to such Deferral Period:

  (a)
  a Participant who previously elected a lump sum payment with respect to a Deferral Amount may select an installment payment option described in this Section 4.7 of the Plan; and

  (b)
  a Participant who previously elected an installment payment option described in this Section 4.7 with respect to a Deferral Amount may select a different installment payment option described in this Section 4.7 which provides for the payment of the Deferral Amount over a longer, but not a shorter, period of time.

Any such change in payment options shall be made by the execution of a valid Deferred Compensation Plan Election Change Form, timely filed with the Company. If such previously elected Deferral Period ended upon termination of employment or directorship, then a Deferred Compensation Plan Election Change Form shall only be effective in respect of Deferral Amounts that would not otherwise have been distributed at least 12 months after the filing of such Form.

        4.8    Anything in Section 4.6 or 4.7 to the contrary notwithstanding, on his or her Deferred Compensation Plan Election Form the Participant may elect that in the event of his or her death or Disability any Deferral Period or form of distribution election otherwise applicable to a Deferral Amount is nullified and: (i) distribution shall be made after the date of Disability or death; and (ii) distribution of his or her entire Account, or of any Deferral Amount, shall be made either in a lump sum or in installments payable over a specified number of years, not longer than 15. Unless otherwise elected pursuant to the preceding sentence, in the event of the Participant's death or Disability, payment of a Participant's Account shall be made in the form of a lump sum as soon as administratively practicable following the date of death or Disability. Any election made pursuant to this Section 4.8 may be changed at any time prior to death or Disability by the execution of a valid Deferred Compensation Plan Election Change Form, timely filed with the Company.

ARTICLE V
CREDITING OF DEFERRAL AMOUNTS AND
ACCRUAL OF INVESTMENT GAINS OR LOSSES

        5.1    All deferral amounts will be withheld from the electing Participant's Compensation and credited on the Company's books in the Account maintained in such Participant's name.

        5.2    Each month, the balance of each Participant's Account shall be credited with earnings or investment gains and losses as provided below. The Committee may establish procedures permitting Participants to designate one or more investment benchmarks specified by the Chief Executive Officer or the Committee for the purpose of determining the earnings or investment gains and losses to be credited or debited to a Participant's Account. Investment benchmarks so specified may be made available to all Participants or selected Participants as the Chief Executive Officer or the Committee may designate. The Committee shall have the sole discretion to make such rules as it deems desirable with respect to the administration of any such investment benchmark procedures, including rules permitting the Participant to change the designation of investment benchmarks to be used to measure the value of the Account. The Committee, however, retains the discretion at any time to change the investment benchmarks available to Participants, including any investment benchmarks previously specified by the Chief Executive Officer, or to discontinue the investment benchmark procedure. If the Committee fails to implement an investment benchmark procedure or discontinues such procedure, the Participant's Account shall be credited with earnings at a rate determined by the Committee in its sole discretion, utilizing whatever factors or indicia it deems appropriate; provided, however, that the rate of return on a Participant's Account in such circumstances shall not be less than the JP Morgan Chase Bank prime rate plus one percent per annum. If the Participant fails to designate properly an investment benchmark, the Participant's Account shall be credited with earnings at a rate determined by the Committee in its sole discretion, utilizing whatever factors or indicia it deems appropriate; provided, however, that the rate of return on a Participant's Account in such circumstances shall not be less than the "money market account" benchmark available to Participants at the time or, if no such benchmark shall be available, then not less than the rate of interest on 90-day treasury bills for the applicable period as determined by the Committee. Nothing in this Article V or in the Committee's rules shall give a Participant the right to require the Company or a Participating Company to acquire any asset for the Account of the Participant, and if the Company or a Participating Company acquires any asset, or causes a trustee on its behalf to acquire any asset, to permit it to satisfy its obligations to pay the Participant's Deferral Amount, the Participant shall have no right or interest in any such asset, which shall be held by the Company or the Participating Company subject to the rights of all unsecured creditors of the Company or the Participating Company. The rights of the Participant with respect to any designation of one or more investment benchmarks for measuring the value of any Account hereunder shall be expressly subject to the provisions of Article IX of the Plan.

ARTICLE VI
COMMENCEMENT OF BENEFITS

        6.1    At the end of the Deferral Period selected by a Participant with respect to each Deferral Amount or, if applicable, termination of employment with a Participating Company or of status as an Eligible Director, the amount credited with respect to such Deferral Amount shall be distributable to such Participant in the form of payment selected, commencing as soon as administratively practicable.

        6.2    Notwithstanding Section 6.1, each Participant's Account shall be distributed in accordance with Section 4.8 in the event of the Participant's death or Disability.

        6.3    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, shall have the right, but shall not be required, to distribute all or any portion of a Participant's benefits under the Plan in the form of any investment or security chosen by the Participant at any time as an investment benchmark for measuring the value of his or her Account pursuant to Section 5.2 of the Plan.

        6.4    If the Participant or the Participant's Beneficiary is entitled to receive any benefits hereunder and is in his or her minority, or is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting any distribution, the Committee may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Committee, is then maintaining or has custody of the payee.

        6.5    After all benefits have been distributed in full to the Participant or to the Participant's Beneficiary, all liability under the Plan to such Participant or to his or her Beneficiary shall cease.

        6.6    To the extent required by law in effect at the time payments are made, the Company or other Participating Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government, or such greater withholding amount as a Participant or the Participant's Beneficiary may designate.

ARTICLE VII
BENEFICIARY DESIGNATION

        The Participant may, at any time, designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his or her death (and may designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary). Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant's lifetime on a form prescribed or accepted by the Company (a "Beneficiary Designation Form"). The filing of a new Beneficiary Designation Form will cancel any Beneficiary Designation Form previously filed. If no Beneficiary shall be designated by the Participant, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate. If a Participant designated that payments be made in installments and did not designate a successor Beneficiary, the Beneficiary of such Participant may submit a Beneficiary Designation Form in respect of himself or herself and the provisions of the Plan shall apply to such Beneficiary as if the Beneficiary were the Participant hereunder.

ARTICLE VIII
MAINTENANCE AND VALUATION OF ACCOUNTS

        8.1    The Company shall establish and maintain a separate bookkeeping Account on behalf of each Participant. The value of an Account as of any date shall equal the Participant's Deferral Amounts theretofore credited to such Account plus the earnings and investment gains and losses credited to such Account in accordance with Article V of the Plan through the day preceding such date and less all payments made by the Company to the Participant or his or her Beneficiary or Beneficiaries through the day preceding such date.

        8.2    Each Account shall be valued by the Company as of each December 31 or on such more frequent dates as designated by the Company. Accounts also may be valued by the Company as of any other date as the Company may authorize for the purpose of determining payment of benefits, or any other reason the Company deems appropriate.

        8.3    The Company shall submit to each Participant, within 60 (sixty) days after the close of each Year, a statement in such form as the Company deems desirable setting forth the balance standing to the credit of each Participant in his or her Account, including Deferral Amounts, earnings and investment gains or losses and Deferral Periods.

ARTICLE IX
FUNDING

        9.1    The benefits contemplated hereunder may be paid directly by the Company, any other Participating Company or through any trust established by the Company hereunder to assist in meeting its obligations. Nothing contained herein, however, shall create any obligation on the part of the Company or any other Participating Company to set aside or earmark any monies or other assets specifically for payments under the Plan.

        9.2    Notwithstanding anything in the Plan to the contrary, Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any specific property or assets of the Company or any other Participating Company, nor shall they be beneficiaries of, or have any rights, claims or interests in, any funds, securities, life insurance policies, annuity contracts, or the proceeds therefrom, owned or which may be acquired by the Company. Such funds, securities, policies or other assets shall not be held in any way as collateral security for the fulfillment of the obligations under the Plan. Any and all of such assets shall be, and remain, for purposes of the

Plan, the general unpledged, unrestricted assets of the Company or Participating Company, as the case may be.

        9.3    The obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company, or Participating Company pursuant to the succeeding sentence, to pay money in the future. By action of its board of directors, any Participating Company may assume joint and several liability with the Company with respect to any obligations under the Plan for Eligible Employees or Eligible Directors of the Participating Company.

ARTICLE X
AMENDMENT AND TERMINATION

        10.1    The Board, or its duly authorized delegates, may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease the accrued benefits or rights of any Participant under the Plan. Written notice of any such amendment shall be given to each Participant.

        10.2    The Board may at any time terminate the Plan; provided, however, that such termination shall not decrease the accrued benefits or rights of any Participant under the Plan. Upon any termination of the Plan under this Section 10.2, each Participant shall cease to make deferrals under the Plan, and all amounts shall prospectively cease to be deferred for the balance of such Year. Accounts shall be maintained and distributed pursuant to such terms, at such times and upon such conditions as were effective immediately prior to the termination of the Plan; provided, however, that the Committee, in its discretion, may direct that all benefits payable under the Plan be distributed in the form of a lump sum distribution following the Plan's termination.

ARTICLE XI
FINANCIAL HARDSHIP WITHDRAWALS

        11.1    Subject to the provisions set forth herein, a Participant may withdraw up to 100% (one hundred percent) of his or her Account balance as necessary to satisfy immediate and heavy financial needs of the Participant which the Participant is unable to meet from any other resource reasonably available to the Participant. The amount of such hardship withdrawal may not exceed the amount required to meet such need.

        11.2    (a)    Upon written application, the Committee, in its sole discretion, may grant a withdrawal to the Participant for any of the following unforeseen financial hardships:

              (i)  unusual medical expenses incurred by the Participant for the Participant or his or her dependents;

             (ii)  threat of foreclosure upon or eviction from the Participant's primary residence; or

            (iii)  any other situation which the Committee shall deem to constitute financial hardship.

                   (b)    The Participant shall be required to furnish evidence of purpose and need to the Committee on forms prescribed by or acceptable to the Company.

        11.3    For purpose of determining the Participant's Account under this Article XI, the earnings and investment gains and losses credited to the Participant's Account shall be determined pursuant to Section 5.2 as if the Participant had terminated employment with the Company as of the date of the relevant hardship withdrawal distribution made hereunder.

        11.4    Notwithstanding any other provision of the Plan to the contrary, upon written application of a Participant, the Committee may, in the case of financial hardship, authorize the cessation of deferrals by such Participant.

ARTICLE XII
ADMINISTRATION

        12.1    The administration of the Plan shall be vested in the Committee.

        12.2    The Committee shall have general charge of the administration of the Plan and shall have full power and authority to make its determinations effective. All decisions of the Committee shall be by a vote of the majority of its members and shall be final and binding unless the Board shall determine otherwise. Members of the Committee, whether or not Eligible Employees or Eligible Directors, shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member as a Participant. The Committee may delegate to any agent or to any sub-committee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time by the Committee.

        12.3    In addition to all other powers vested in it by the Plan, the Committee shall have power to interpret the Plan, to establish and revise rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan, including rules restricting the availability to some or all Participants of deferral period alternatives, investment benchmarks, or distribution alternatives otherwise available under the Plan. The Committee shall have absolute discretion and all decisions made by the Committee pursuant to the exercise of its authority (including, without limitation, any interpretation of the Plan) shall be final and binding, in the absence of arbitrary or capricious action, on all persons and shall be accorded the maximum deference permitted by law.

        12.4    The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan to the fullest extent permitted by law.

ARTICLE XIII
GENERAL PROVISIONS

        13.1    Neither the establishment of the Plan, nor any modification thereof, nor the creation of an Account, nor the payment of any benefits shall be construed: (a) as giving the Participant, Beneficiary or other person any legal or equitable right against the Company unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of the Plan; or (b) as giving an Eligible Employee the right to be retained in the service of a Participating Company or to continue as a member of the Board or the board of directors of any Participating Company, and the Participant shall remain subject to discharge or removal to the same extent as if the Plan had never been established.

        13.2    No interest of any Participant or Beneficiary hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary. Notwithstanding the foregoing, pursuant to rules comparable to those applicable to qualified domestic relations orders, as determined by the Committee, the Committee may direct a distribution prior to any distribution date otherwise described in the Plan, to an alternate payee (as defined under the rules applicable to qualified domestic relations orders).

        13.3    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

        13.4    Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of each of the President and the General Counsel of the Company. Such notice shall be deemed given as of the date of receipt.

        13.5    Should any provision of the Plan or any rule or procedure thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan, or any rule or procedure thereunder, unless such invalidity shall render impossible or impractical the functioning of the Plan, and, in such case, the appropriate parties shall immediately adopt a new provision or rule or procedure to take the place of the one held illegal or invalid.

        13.6    Any dispute, controversy or claim between the Company and any Participant, Beneficiary or other person arising out of or relating to the Plan shall be settled by arbitration conducted in the City of New York, in accordance with the Commercial Rules of the American Arbitration Association then in force and New York law. In any dispute or controversy or claim challenging any determination by the Committee, the arbitrator(s) shall uphold such determination in the absence of the arbitrator's finding of the presence of arbitrary or capricious action by the Committee. The arbitration decision or award shall be final and binding upon the parties. The arbitration shall be in writing and shall set forth the basis therefor. The parties hereto shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. Each party shall bear its own costs with respect to such arbitration, including reasonable attorneys' fees; provided, however, that: (i) the fees of the American Arbitration Association shall be borne equally by the parties; and (ii) if the arbitration is resolved in favor of the Participant, Beneficiary or other person asserting a claim under the Plan, such person's cost of the arbitration and the fees of the American Arbitration Association shall be paid by the Company.

        13.7    Nothing contained herein shall preclude a Participating Company from merging into or with, or being acquired by, another business entity.

        13.8    The liabilities under the Plan shall be binding upon any successor or assign of the Company, or of another Participating Company that has assumed liability pursuant to Section 9.3, and upon any purchaser of substantially all of the assets of the Company or such Participating Company. Subject to Section 10.2, this Plan shall continue in full force and effect after such an event, with all references to the "Company" or a "Participating Company" herein referring also to such successor, assignor or purchaser, as the case may be.

        13.9    The Plan shall be governed by the laws of the State of New York to the extent they are not preempted by the Employee Retirement Income Security Act of 1974, as amended from time to time.

        13.10    The titles of the Articles in the Plan are for convenience of reference only, and, in the event of any conflict, the text rather than such titles shall control.

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  Exhibit 10.6